Exhibit 99.1

TSX: CTI & OTCBB: CHKT

FOR IMMEDIATE RELEASE

Deloitte Appointed Trustee of Chemokine Therapeutics to
Act Pursuant to a Proposal to Creditors

Vancouver, BC (December 5, 2008) – Chemokine Therapeutics Corp. (“Chemokine Therapeutics” or the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular disease today announced that Deloitte & Touche Inc. (“Deloitte”) has been appointed as Trustee to act pursuant to the Company making a proposal to its creditors under Part III, Division I, of the Bankruptcy and Insolvency Act and under Chapter 11 of the US Bankruptcy Code in the district of Delaware. The Officers of the Company have been relieved of their duties and the Board of Directors has resigned following the appointment of Deloitte as Trustee under the proposal. Mr. Walter Korz and Dr. Donald Wong will remain as consultants to assist Deloitte with the re-structuring process.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)
Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines. Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “intends”, “will”, “should”, “expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the Company’s ability to raise additional funding and the potential dilutive effects thereof, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company’s products, the availability of government and insurance reimbursements for the Company’s products, the strength of intellectual property, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company’s public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.